UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15925	13-3893191
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard
Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 465-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kevin J. Hammons as Chief Executive Officer and as a Member of the Board of Directors

On December 10, 2025, the Board of Directors (the “Board”) of Community Health Systems, Inc. (the “Company”) appointed Kevin J. Hammons, age 60, who has been serving as President and Interim Chief Executive Officer of the Company, to be the Company’s Chief Executive Officer, effective immediately. On that same date, the Board appointed Mr. Hammons to serve as a member of the Company’s Board, and Mr. Hammons accepted this appointment. His term as a director will expire at the Company’s 2026 Annual Meeting of Stockholders. As a management director, Mr. Hammons will not receive any additional compensation for his service on the Board.

Biographical information for Mr. Hammons was previously disclosed in the Current Report on Form 8-K filed by the Company on July 23, 2025 (the “Prior Form 8-K”), announcing his appointment as Interim Chief Executive Officer, which Prior Form 8-K is incorporated by reference herein.

Mr. Hammons is not a party to any plan, contract or arrangement with the Company in connection with his appointment as Chief Executive Officer as set forth above.

A copy of the press release making this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Appointment of Jason K. Johnson as Chief Financial Officer

In addition, on December 10, 2025, the Board appointed Jason K. Johnson, age 51, who has been serving as Senior Vice President, Chief Accounting Officer and Interim Chief Financial Officer of the Company, to be the Company’s Executive Vice President and Chief Financial Officer, effective immediately. In addition, Mr. Johnson will continue to serve as the Company’s Chief Accounting Officer until January 1, 2026, at which time he will be replaced in this capacity by Phillip A. Posey, as further described below.

Biographical information for Mr. Johnson was previously disclosed in the Prior Form 8-K announcing his appointment as Interim Chief Financial Officer, which Prior Form 8-K is incorporated by reference herein.

Mr. Johnson is not a party to any plan, contract or arrangement with the Company in connection with his appointment as Chief Financial Officer as set forth above.

A copy of the press release making this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Appointment of Phillip A. Posey as Senior Vice President and Chief Accounting Officer effective January 1, 2026

On December 10, 2025, the Board appointed Phillip A. Posey, who currently serves as the Company’s Vice President, Accounting and Financial Reporting, to serve as the Company’s Senior Vice President and Chief Accounting Officer, effective January 1, 2026. In this new role as Chief Accounting Officer, Mr. Posey will serve as the Company’s principal accounting officer.

Mr. Posey, age 41, will be responsible for the Company’s Securities and Exchange Commission reporting matters, as well as overseeing various other accounting and financial reporting matters, including accounting policies and procedures, consolidations, completion of financial statement audits and accounting for acquisitions and divestitures. Mr. Posey joined the Company in 2020 as Vice President, Accounting and Financial Reporting. Prior to joining the Company, Mr. Posey held various positions in the assurance and advisory services practice at Deloitte and Touche, LLP, including within Deloitte’s National Office Securities and Exchange Commission Services Group. He also previously served as assistant controller of a global, publicly-traded real estate investment trust where he led the accounting for a series of significant acquisitions, among other responsibilities. Mr. Posey holds bachelor’s degrees in accounting and finance from the University of Kentucky. He is a member of the American Institute for Certified Public Accountants and Tennessee Society of Certified Public Accountants.

Following his appointment, Mr. Posey will be eligible to participate in the same executive compensation programs of the Company that are available to other executive officers of the Company. Mr. Posey is not a party to any material plan, contract or arrangement with the Company in connection with this appointment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Community Health Systems, Inc. Press Release dated December 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

Date:	December 10, 2025	By:	/s/ Kevin J. Hammons
Kevin J. Hammons Chief Executive Officer (principal executive officer)